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                                                                   EXHIBIT 10.2


                       NONSTATUTORY STOCK OPTION AGREEMENT


         THIS AGREEMENT is made and entered into as of the 3rd day of September, 1993, by and between DYNAMIC MATERIALS CORPORATION, a Colorado corporation (the "Company"), and PAUL LANGE (the "Optionee") (together, the "Parties").

                                   RECITALS:

         A. The Board of Directors of the Company (the "Board") granted to the Optionee an option to purchase 50,000 shares of Common Stock, par value $.05 per share ("Common Stock"), of the Company at a purchase price of $.05 per share (the "Option").

         A. The Option was granted outside of the 1991 Incentive Stock Option Plan of the Company (the "Plan").

         B. The Option was intended to be a nonstatutory stock option.

         C. The Parties desire to enter into this Agreement in order to clarify the foregoing matters.

         IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

         1. The Company hereby confirms and acknowledges that it has granted to the Optionee an option to purchase 50,000 shares of Common Stock of the Company (the "Option") upon the terms and conditions herein set forth and subject to the terms and conditions of the Plan. The Option is granted as a matter of separate agreement, and not in lieu of salary or any other regular or special compensation for services.

         2. The purchase price of the shares which may be purchased pursuant to the Option is $.05 per share.

         3. The Option shall continue for five years after the date of grant set forth in paragraph 1 unless sooner terminated or modified under the provisions of this Agreement, and shall automatically expire at midnight on the fifth anniversary of such date of grant.

         4. The Option shall vest pro rata on a daily basis over a four year time period (1/1,460 or 68.493 shares per day).

         5. If the Optionee's service as Chief Executive Officer of the Company or a Participating Subsidiary shall terminate for any reason other than the Optionee's


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disability, the Option, to the extent then exercisable as provided in paragraph
4, shall remain exercisable after such termination for a period of three months. If the Optionee's service as an employee is terminated because the Optionee is disabled within the meaning of Section 22(e)(3) of the United
States Internal Revenue Code of 1986, as amended, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after such termination for a period of twelve months. If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

         6. The Option may not be exercised by anyone other than the Optionee during his lifetime. In the event of his death, the Option may be exercised by the personal representative of the Optionee's estate, or if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution until such time as the Option expires. The Option may not be transferred, assigned, encumbered or alienated in any way by the Optionee, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

         7. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

         8. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby. The Optionee may designate a member of the Optionee's immediate family as co-owner of the said shares.

         9. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) he will not sell or transfer the optioned



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shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

         10. If the Company or its shareholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, any unexercised portion of the Option as of the day before the consummation of such sale, liquidation, merger or reorganization shall for all purposes under this Agreement become exercisable in full as of such date even though the exercise dates, as provided in paragraph 4, have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Option, or otherwise modified the Option.

         11. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he has a present intention to remain in the service of the Company for the period that this Option continues. This affirmation, however, shall confer no employment right on the Optionee, nor interfere in any way with the right of the Company to discharge the Optionee at any time for any reason whatsoever, with or without cause.

         12. The Optionee shall have no rights as a shareholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

         13. THIS AGREEMENT IS ENTERED INTO AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

         14. The terms and conditions of the Plan are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and shall apply in determining the Optionee's rights and privileges under this Option.



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         IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.

                                        DYNAMIC MATERIALS CORPORATION


                                        By: /s/ George Morgenthaler
                                            -----------------------------------
                                                 George Morgenthaler, Director



                                        OPTIONEE:


                                        /s/ Paul Lange
                                            -----------------------------------
                                            Paul Lange